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                                 RUDNICK & WOLFE

                             101 East Kennedy Blvd.
                                   Suite 2000
                            Tampa, Florida 33602-5133

                                 (813) 229-2111


                                             April 6, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297



          Re:  First Investors Multi-State Insured Tax Free Fund

Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                             Very truly yours,


                                             RUDNICK & WOLFE


                                              By: /s/David A. Beyer